EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2011 Results and Quarterly Dividend

NEWTOWN, Pa., July 28, 2011 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $699,000 ($0.26 per diluted share) for the second quarter of 2011, compared with $618,000 ($0.23 per diluted share) for the first quarter of 2011 and $967,000 ($0.36 per diluted share) for the second quarter of 2010. Net income for the six month period ended June 30, 2011 was $1,317,000 ($0.49 per diluted share) compared with $1,684,000 ($0.63 per diluted share) for the first six months of 2010. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable August 15, 2011 to shareholders of record on August 8, 2011.

"Considering the ongoing softness and uncertainty about where the economy is headed, both nationally and within our local markets, we are pleased to be maintaining consistent profitability for an institution of our size," said Kent C. Lufkin, president and chief executive officer. "Loan demand from higher quality borrowers has improved but still remains too inconsistent to constitute a trend, while our efforts to grow core deposits are producing solid results. During these challenging times our capital position remains healthy and continues to improve with stockholders' equity at $75.3 million or 10.9% of total assets."

"Net interest income was ahead of both the first quarter of this year and the comparable second quarter of last year and our net interest margin improved to 3.88% in the second quarter as our cost of funds declined. The resolution of problem assets is our ongoing top priority and although our loan loss provision remains elevated along with nonperforming assets, we are beginning to observe indications that our credit quality trends should be gradually moving in a positive direction from this point forward. We will continue to intensively focus on the resolution and disposal of problem loans while we ride out this cycle."

Results for the current quarter included:

  Pre-tax income was $821,000 during the quarter, down $473,000 from the second quarter of 2010, mainly the result of an $850,000 increase in the loan loss provision, described in more detail below. The other broad components of pre-tax earnings were similar to, or an improvement from, the second quarter of 2010: net interest income was up $101,000, non-interest income was up $295,000 largely due to a $203,000 increase in gains on the sale of investment securities, and non-interest expenses were roughly the same.
  Net interest income was $5,989,000 which was a $173,000 or 3.0% increase over the first quarter of 2011, and a $101,000 or 1.7% increase over the second quarter of 2010. Similarly, the Company's net interest margin expanded to 3.88% compared with 3.80% during the first quarter of 2011, and 3.58% during the second quarter of 2010. While the yields on the Company's interest-earning assets fell by 4 basis points during the second quarter of 2011 compared with the second quarter of 2010, the cost of the Company's interest bearing liabilities decreased by 37 basis points since the second quarter of 2010, mainly the result of a 27 basis point reduction in the cost of deposits, due in large part to the maturity of time deposits, which had been originated during periods of higher market interest rates, into lower current market interest rates.
  The provision for loan losses was $1,450,000 and net charge-offs were $1,248,000 during the quarter, compared with a provision for loan losses of $600,000 and net charge-offs of $16,000 during the second quarter of 2010. The Company's allowance for loan losses was $9,108,000 or 1.79% of loans at quarter end, a 35.0% increase over the $6,749,000 balance at June 30, 2010.
  Non-performing loans were $18.3 million at quarter end compared with $19.0 million at December 31, 2010. Foreclosed property at June 30, 2011 was $9.4 million compared with $7.5 million at December 31, 2010. Total non-performing assets were 3.98% of total assets compared with 3.83% at year end 2010. During the quarter the Company booked $1.6 million in foreclosed property, while recording sales of $0.3 million.
  Loans outstanding were $508.4 million, a $0.6 million or 0.1% increase during the quarter. Mortgage loans originated for sale were $2.6 million compared with $5.2 million during the second quarter of 2010.
  At quarter end, total deposits were $552.1 million, compared with $550.1 million at December 31, 2010, and $559.4 million at June 30, 2010.

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. Deposits at Third Federal Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

EARNINGS SUMMARY

Interest income	$ 7,932	$ 7,835	$ 8,021	$ 8,350	$ 8,522	$ 15,767	$ 17,197
Interest expense	1,943	2,019	2,243	2,488	2,634	3,962	5,477
Net interest income	5,989	5,816	5,778	5,862	5,888	11,805	11,720
Loan loss provision	1,450	900	1,500	1,180	600	2,350	1,561
Non-interest income	892	750	1,143	927	597	1,642	1,213
Non-interest expense	4,610	4,976	4,591	4,227	4,591	9,586	9,183
Income taxes	122	72	171	373	327	194	505
Net income	$ 699	$ 618	$ 659	$ 1,009	$ 967	$ 1,317	$ 1,684

PER SHARE INFORMATION

Earnings per share, basic (2)	$ 0.26	$ 0.23	$ 0.24	$ 0.38	$ 0.36	$ 0.49	$ 0.63
Earnings per share, diluted (2)	$ 0.26	$ 0.23	$ 0.24	$ 0.38	$ 0.36	$ 0.49	$ 0.63

Weighted average basic shares (000's) (2)	2,705	2,703	2,692	2,687	2,680	2,703	2,675
Weighted average diluted shares (000's) (2)	2,706	2,704	2,692	2,687	2,680	2,704	2,675

Dividends paid (2)	$ 0.05	$ 0.05	$ 0.19	$ 0.19	$ 0.19	$ 0.10	$ 0.38

FINANCIAL RATIOS

Annualized return on average assets	0.41%	0.36%	0.37%	0.56%	0.54%
Annualized return on average equity	3.74%	3.38%	3.48%	5.41%	5.30%
Efficiency ratio (1)	67.00%	75.78%	66.33%	62.26%	70.79%

REGULATORY CAPITAL RATIOS
Tier 1 (Core) Capital Ratio	9.78%	9.79%	9.56%	9.32%	8.97%
Total Risk-Based Capital Ratio	17.61%	17.45%	17.47%	16.83%	16.55%
Tier 1 Risk-Based Capital Ratio	16.36%	16.20%	16.22%	15.58%	15.30%
Tangible Equity Ratio	9.78%	9.79%	9.56%	9.32%	8.97%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					SIX MONTHS ENDED
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
AVERAGE BALANCES

Loans	$ 499,024	$ 501,543	$ 510,997	$ 522,181	$ 522,289	$ 500,277	$ 526,032
Mortgage-backed securities	63,940	66,401	72,059	79,070	80,735	65,164	81,284
Investment securities	68,439	67,035	61,902	59,077	58,446	67,742	55,878
Other interest-earning assets	4,420	3,237	7,816	10,122	13,451	3,831	10,108
Total earning assets	635,823	638,216	652,774	670,450	674,921	637,014	673,302
Non-earning assets	50,346	48,984	45,242	42,716	42,210	49,667	41,711
Total assets	686,169	687,200	698,016	713,166	717,131	686,681	715,013

Deposits	546,215	546,055	550,484	556,314	557,128	546,136	553,214
FHLB advances and other borrowed money	57,972	60,446	65,678	75,130	78,469	59,202	80,491
Total interest bearing liabilities	604,187	606,501	616,162	631,444	635,597	605,338	633,705
Non-interest bearing liabilities	7,039	6,482	6,681	7,744	8,373	6,762	8,493
Stockholders' equity	74,943	74,217	75,173	73,978	73,161	74,582	72,815
Total liabilities & stockholders' equity	$ 686,169	$ 687,200	$ 698,016	$ 713,166	$ 717,131	$ 686,682	$ 715,013

SPREAD AND MARGIN ANALYSIS

Average yield on:
Loans	5.38%	5.32%	5.23%	5.33%	5.49%	5.37%	5.56%
Mortgage-backed securities	4.21%	4.24%	4.48%	4.45%	4.62%	4.24%	4.72%
Investment securities	4.28%	4.35%	3.96%	3.94%	3.99%	4.33%	4.06%
Other interest-earning assets	0.09%	0.00%	0.05%	0.02%	0.03%	0.05%	0.04%
Total interest-earning assets	5.11%	5.08%	4.96%	5.03%	5.15%	5.11%	5.25%

Average cost of:
Deposits	1.06%	1.08%	1.17%	1.25%	1.33%	1.07%	1.40%
FHLB advances and other borrowed money	3.49%	3.75%	3.78%	3.86%	4.05%	3.63%	4.12%
Total interest-bearing liabilities	1.29%	1.35%	1.44%	1.56%	1.66%	1.32%	1.75%

Interest rate spread	3.82%	3.73%	3.52%	3.47%	3.49%	3.79%	3.50%
Net interest margin	3.88%	3.80%	3.60%	3.55%	3.58%	3.85%	3.60%

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 479	$ 465	$ 662	$ 404	$ 363	$ 944	$ 892
Bank-owned life insurance	164	157	169	170	167	321	339
Gain/loss on sale investments	210	--	13	--	7	210	7
Gain on sale of loans	50	117	406	353	52	167	112
Gain/(loss) on sale of foreclosed real estate	(11)	11	(107)	--	8	--	(137)

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,622	$ 2,746	$ 2,569	$ 2,269	$ 2,667	$ 5,368	$ 5,367
Occupancy and equipment	736	818	747	774	723	1,554	1,482
Professional fees	324	478	383	196	256	802	484
Marketing and advertising	102	67	91	152	120	169	240
FDIC insurance premiums	151	233	229	233	259	384	453
Other operating	675	634	572	603	566	1,309	1,157

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
DEPOSIT INFORMATION

Non-interest checking	$ 44,817	$ 41,920	$ 40,389	$ 41,012	$ 45,022
Interest checking	58,632	58,428	56,157	52,892	55,166
Money market	149,852	148,713	149,744	149,355	145,735
Savings	104,423	101,445	99,686	97,216	100,321
CD's	194,380	197,247	204,159	212,087	213,146

OTHER INFORMATION

Per Share

Book value (2)	$ 26.69	$ 26.32	$ 26.02	$ 26.49	$ 26.01
Tangible book value (2)	$ 25.16	$ 24.79	$ 24.48	$ 24.95	$ 24.47
Closing market price (2)	$ 21.42	$ 20.83	$ 21.23	$ 19.67	$ 20.76

Balance Sheet

Loans	$ 508,371	$ 507,785	$ 509,986	$ 528,058	$ 526,947
Cash and cash equivalents	8,786	10,668	7,437	6,916	19,965
Mortgage-backed securities	67,520	61,476	69,660	74,768	82,169
Investment securities	68,551	67,364	67,231	60,424	59,659
Total assets	691,561	684,221	691,757	702,583	720,768
Total deposits	552,104	547,753	550,135	552,562	559,390
FHLB advances and other borrowed money	55,345	55,387	61,987	68,671	79,929
Stockholders' equity	75,332	74,270	73,416	74,673	73,321

Asset Quality

Non-performing loans	$ 18,308	$ 21,064	$ 18,978	$ 21,545	$ 15,828
Allowance for loan losses	$ 9,108	$ 8,906	$ 8,328	$ 7,606	$ 6,749
Net charge-offs	$ 1,248	$ 322	$ 778	$ 323	$ 16
Allowance to gross loans	1.79%	1.75%	1.63%	1.44%	1.28%
Non-performing loans to gross loans	3.60%	4.15%	3.72%	4.08%	3.00%
Non-performing loans to total assets	2.65%	3.08%	2.74%	3.07%	2.20%
Foreclosed property	$ 9,245	$ 8,002	$ 7,482	$ 2,153	$ 1,448
Foreclosed property to total assets	1.35%	1.17%	1.08%	0.31%	0.20%
Non-performing assets to total assets	3.98%	4.25%	3.83%	3.37%	2.40%

Statistical

Shares outstanding (000's) (2)	2,822	2,822	2,822	2,685	2,685
Number of branch offices	14	14	14	14	14
Full time equivalent employees	179	177	176	170	177

(1) The efficiency ratio is non-interest expense divided by net interest income plus non-interest income.
(2) Shares outstanding at 12/31/2010 and per share amounts at and prior to 12/31/2010 have been adjusted for a 5% stock dividend declared January 26, 2011, distributed on February 28, 2011 to shareholders of record February 15, 2011.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000